                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                          Irwin Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          Irwin Financial Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

Irwin Financial Corporation   500 Washington Street, Columbus, Indiana 47201
--------------------------------------------------------------------------------
                                         March 30, 2000

Notice of Annual Meeting of Shareholders
--------------------------------------------------------------------------------
To the Shareholders:
                  The Annual Meeting of Shareholders of Irwin Financial Corporation (the "Corporation") will be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 27, 2000, at 4:00 p.m., Columbus time, for the following purposes:

               1. to elect a Board of Directors to serve for the ensuing year;

               2. to act upon the confirmation of independent auditors for the calendar year 2000;

               3. to hear such reports as may be presented; and

               4. to transact such other business as may properly come before the meeting or any adjournment thereof.

                  Registration of shareholders will start at 3:15 p.m. and the meeting will start at 4:00 p.m. Following the meeting, refreshments will be served.

                  I encourage you to date, sign, and mail the enclosed proxy in the postpaid envelope that is provided. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                  Enclosed with this notice are the Corporation's Annual Report to Shareholders for 1999, the Annual Report on Form 10-K, and a Proxy Statement.

                  Matt Souza, Secretary

Proxy Statement of Irwin Financial Corporation
--------------------------------------------------------------------------------
                  For Annual Meeting of Shareholders to be held April 27, 2000

General Information
--------------------------------------------------------------------------------

                  This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation by the Board of Directors of Irwin Financial Corporation (the "Corporation") of proxies to be used at the Corporation's Annual Meeting of Shareholders on Thursday, April 27, 2000, at the Holiday Inn Conference Center, Columbus, Indiana, at 4:00 p.m., Columbus time, or any adjournment thereof.

                  The costs of the solicitation of proxies in the accompanying form will be borne by the Corporation. The solicitation of proxies will be limited to the use of the mails.

                  A shareholder who signs and returns a proxy in such form will have the power to revoke it at any time before it is exercised by giving notice of revocation to the Secretary of the Corporation. All shares represented by the accompanying proxy, if the proxy is executed and returned, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy, but makes no direction as to such shareholder's vote, then the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board of Directors.

                  The main offices of the Corporation are located at 500 Washington Street, Columbus, Indiana 47201.

                  This proxy statement will be mailed to shareholders on or about March 30, 2000.

 1.

Voting Securities and Principal Holders
--------------------------------------------------------------------------------

                  Only shareholders of record at the close of business on March 9, 2000, will be entitled to vote. On March 9, 2000, there were 21,045,469 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter to be voted on at the meeting.

                  The following information is given as of March 9, 2000, for persons known by management to beneficially own more than 5% of the common shares of the Corporation. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.

                        -------------------------------------------------------------------------------------------
                        Title of                                            Amount and Nature of
                        Class                Name and Address               Beneficial Ownership    % of Class
                        -------------------------------------------------------------------------------------------

                        Common               IFC Trust Under Trust             5,160,592(1)           24.52%
                        Shares               Agreement
                                             dated 6/29/90,
                                             Clementine M. Tangeman,
                                             Donor,
                                             Irwin Miller, Trustee
                                             301 Washington Street
                                             Columbus, Indiana

                        Common               Irwin Miller                    5,311,890(1,2)           25.24%
                        Shares               301 Washington Street
                                             Columbus, Indiana

                        Common               William I. Miller              10,756,472(1,3)           51.08%
                        Shares               500 Washington Street
                                             Columbus, Indiana
                        -------------------------------------------------------------------------------------------

                1. Certain shares owned by the IFC Trust (5,160,592 shares which were donated to the Trust by the Estate of Mrs. Clementine Tangeman) and Mr. Irwin Miller (5,160,544 shares) are subject to an irrevocable proxy held by Mr. William I. Miller to vote such shares. Mr. William I. Miller holds a right to acquire these same 10,321,136 shares, pursuant to options purchased by Mr. Miller from Mrs. Clementine Tangeman and Mr. Irwin Miller, within 60 days but subject to certain contingencies.

                2. Includes 132,535 shares owned by Mr. Irwin Miller's wife,
                   Xenia S. Miller, as to which Mr. Miller holds no voting or investment power and for which Mr. Miller expressly disclaims any beneficial interest; 9,024 shares as to which Mr. Miller holds voting and investment power; 7,987 shares held for the account of Mr. Irwin Miller under the Corporation's Outside Director Restricted Stock Compensation Plan as to which Mr. Miller holds sole voting power but no investment power; and 1,800 shares which Mr. Miller has the right to acquire within 60 days of the record date through the exercise of stock options.

                3. See Footnote 1 above. Includes 156,858 shares as to which Mr.
                   Miller holds voting and investment power; 22,812 shares that Mr. Miller is the custodian of on behalf of his children and for which Mr. Miller expressly disclaims any beneficial interest; 5,071 shares that are held in the 1998 William I. Miller Annual Exclusion Trust, Lynne M. Maguire, Trustee, for which Mr. Miller expressly disclaims any beneficial interest; and 250,595 shares which Mr. Miller has the right to acquire within 60 days of the record date through the exercise of stock options.

 2.

Security Ownership
of Management     The following information is given as of March 9, 2000, for the nominees for directors, individually, and all director nominees and executive officers of the Corporation as a group.

--------------------------------------------------------------------------------

                          Title of             Name of            Amount and Nature of
                            Class         Beneficial Owner      Beneficial Ownership(3,4)      % of Class
                        ---------------------------------------------------------------------------------
                        Common Shares  Sally A. Dean(2)                    13,302                  .06%
                        Common Shares  David W. Goodrich(2)                15,885                  .08%
                        Common Shares  John T. Hackett(2)                  33,216                  .16%
                        Common Shares  William H. Kling(2)                 13,290                  .06%
                        Common Shares  Brenda J. Lauderback(2)              5,746                  .03%
                        Common Shares  John C. McGinty, Jr.(2)             15,546                  .07%
                        Common Shares  William I. Miller(2)         10,756,472(1)                51.08%
                        Common Shares  John A. Nash(2)                    625,040                 2.93%
                        Common Shares  Lance R. Odden(2)                   16,723                  .08%
                        Common Shares  Theodore M. Solso(2)                33,259                  .16%
                        Common Shares  Director Nominees and
                                       Executive Officers as a
                                       Group (22 persons)           12,083,362(5)                57.38%
                        -------------

                1. See Footnotes 1 and 3 under "Voting Securities and Principal
                   Holders."

                2. Director nominee.

                3. For director nominees, Dean (5,751 shares), Goodrich (3,668 shares), Hackett (6,728 shares), Kling (9,490 shares), Lauderback (2,288 shares), McGinty (10,727 shares), Odden (9,583 shares) and Solso (8,845 shares), includes shares as to which the director nominee holds sole voting power but no investment power under the Corporation's Outside Director Restricted Stock Compensation Plans.

                4. Includes shares which the following director nominees and executive officers have the right to acquire within 60 days of the record date through the exercise of stock options:
                   Miller (250,595 shares), Nash (302,060 shares), and other director nominees (19,183 shares).

                5. Includes shares that the other executive officers have a right to acquire within 60 days of the record date through the exercise of stock options (310,610 shares). See also Footnotes 3 and 4 above.

 3.

1. Election of Directors
--------------------------------------------------------------------------------

                  Ten directors are to be elected to the Corporation's Board of Directors at the Annual Meeting. Proxies granted for use at the Annual Meeting cannot be voted for more than ten nominees.

                  Directors are elected annually to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. The persons named as Proxies in the accompanying form of proxy will, unless otherwise indicated in the form of proxy, vote the shares covered by proxies for the election of the nominees named in the following table. Management has no reason to believe that any nominee named herein will be unable to serve. However, should any nominee for director become unavailable for election, and unless the Board of Directors or the Executive Committee shall reduce the size of the Board to a number that shall be equal to the number of nominees who are able and willing to serve, the persons named in the accompanying form of proxy will vote for a substitute who will be designated by the Board of Directors or the Executive Committee.

                  The following table sets forth, as of March 9, 2000, (a) the name, age, year in which the nominee was first elected as a director of the Corporation and principal occupation for the past five years of each nominee for election as a director;
                  (b) the percentage of the total number of meetings of the Board of Directors of the Corporation, and meetings of committees of the Board of Directors of the Corporation of which the director is a member, attended by each director during 1999; and (c) all other directorships held by each nominee in other corporations subject to the reporting requirements of the Securities Exchange Act of 1934 and in any investment company. There are no family relationships among any of the director nominees or executive officers.

                         ---------------------------------------------------------------------------------------

Sally A. Dean            Sally A. Dean
                         (Director since 1995)
                         Ms. Dean is a retired Senior Vice President of Dillon, Read & Co. Inc. (investment bank). She serves as Chairman of the Paideia School Endowment Board and Immediate Past
                         President of the Board of Trustees of Randolph-Macon Woman's College. In 1999, Ms. Dean
                         attended 100% of the Corporation's Board and Committee meetings of which she was a member. Age 51.
                         ---------------------------------------------------------------------------------------

David W. Goodrich        David W. Goodrich
                         (Director since 1986)
                         Mr. Goodrich is President and CEO of Central Indiana Corporate Partnership since June
                         1999. He was the former President of the Indianapolis, Indiana Colliers Turley Martin
                         Tucker Company (realty company). He is the Chairman Elect of Clarian Health Partners,
                         Inc.; Vice President of the Board of Citizens Gas and Coke Utility; board member of
                         American United Life Insurance Company, and Colliers Turley Martin Tucker Company. In
                         1999, Mr. Goodrich attended 91% of the Corporation's Board and Committee meetings of which he was a member. Age 52.
                         ---------------------------------------------------------------------------------------

 4.

John T. Hackett          John T. Hackett*
                         (Director since 1981)
                         Mr. Hackett is Managing General Partner of CID Equity Partners, L.P. (a private equity investment partnership). He is a board member of Meridian Insurance Group, Inc., the
                         Wabash National Corp., the Ball Corporation, and Waterlink, Inc. In 1999, Mr. Hackett
                         attended 88% of the Corporation's Board and Committee meetings of which he was a member. Age 67.
                         ---------------------------------------------------------------------------------------

William H. King          William H. Kling
                         (Director since 1993)
                         Mr. Kling has been President of Minnesota Public Radio since 1966 (regional network of
                         29 public radio stations). In 1987, he became the President of the Greenspring Company
                         (a diversified media, direct marketing, and mail order company). He is President of
                         Minnesota Communications Group (parent company to Minnesota Public Radio and
                         Greenspring). He is a board member of The St. Paul Companies, The Wenger Corporation,
                         Media One of St. Paul and several Funds of the American Funds family of the Capital
                         Group. In 1999, Mr. Kling attended 100% of the Corporation's Board and Committee meetings of which he was a member. Age 57.
                         ---------------------------------------------------------------------------------------

Brenda J. Lauderback     Brenda J. Lauderback
                         (Director since 1996)
                         Ms. Lauderback is the former President of the Wholesale Group of the Nine West Group,
                         Inc. She is a board member of Consolidated Stores, Josten's Corp. of Minneapolis, and
                         Louisiana-Pacific Corporation. She is a Trustee for the Hord Foundation, and serves on the Advisory Committee of For All Kids Foundation. In 1999, Ms. Lauderback attended
                         100% of the Corporation's Board and Committee meetings of which she was a member. Age
                         49.
                         ---------------------------------------------------------------------------------------

John C. McGinty, Jr.     John C. McGinty, Jr.*
                         (Director since 1991)
                         Mr. McGinty is President of Peregrine Associates, Inc. (healthcare, governance, and leadership consulting firm). He is the Managing Director of The Greeley Company
                         (healthcare leadership consulting, strategic planning, education, and publications) and a part-time faculty member at Indiana University. From 1986 to 1997, Mr. McGinty was
                         the President and Chief Executive Officer of Southeastern Indiana Health Management,
                         Inc. and Columbus Regional Hospital. In 1999, Mr. McGinty attended 100% of the
                         Corporation's Board and Committee meetings of which he was a member. Age 49.
                         ---------------------------------------------------------------------------------------

 5.

William I. Miller        William I. Miller*
                         (Director since 1985)
                         Mr. Miller is Chairman of Irwin Financial Corporation. He is a director of Cummins
                         Engine Company, Inc., The Tennant Company, Public Radio International, the New
                         Perspective Fund, Inc. and the New World Fund, Inc. of the American Funds family of the
                         Capital Group. He is a Trustee of EuroPacific Growth Fund of the American Funds family of the Capital Group and Taft School. In 1999, Mr. Miller attended 100% of the
                         Corporation's Board and Committee meetings of which he was a member. Age 43.
                         ---------------------------------------------------------------------------------------

John A. Nash             John A. Nash*
                         (Director since 1972)
                         Mr. Nash is Chairman of the Executive Committee and President of Irwin Financial
                         Corporation. He is a member of the Board of Trustees of Columbus Regional Hospital. In
                         1999, Mr. Nash attended 100% of the Corporation's Board and Committee meetings of which he was a member. Age 62.
                         ---------------------------------------------------------------------------------------

Lance R. Odden           Lance R. Odden
                         (Director since 1991)
                         Mr. Odden is President of Taft School (private educational institution). He has been
                         Headmaster since 1972. Mr. Odden is a Trustee of the National Association of
                         Independent Schools, The Gunnery School, and Cambridge Academies. In 1999, Mr. Odden
                         attended 100% of the Corporation's Board and Committee meetings of which he was a member. Age 60.
                         ---------------------------------------------------------------------------------------

Theodore M. Solso        Theodore M. Solso*
                         (Director since 1993)
                         Mr. Solso is Chairman and CEO of Cummins Engine Company, Inc. He served as President and Chief Operating Officer of Cummins from 1994 to 1999. He is a board member of the
                         Ashland Company, and Cummins Engine Company, Inc., and a Trustee of DePauw University.
                         In 1999, Mr. Solso attended 100% of the Corporation's Board meetings. Age 53.
                         ---------------------------------------------------------------------------------------

                * Member of the Executive Committee.

 6.

                  There are no material proceedings to which any director, executive officer, or affiliate of the Corporation, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Corporation, or any associate of any such director, executive officer, affiliate, or security holder is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation or any of its subsidiaries.

Compliance with
Section 16(a) of the
Securities Exchange
Act of 1934       Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Corporation. Executive officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

                  To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent shareholders were met.

 7.

Director Meetings and Committees
--------------------------------------------------------------------------------

                  The Board of Directors of the Corporation held four meetings in 1999.

                  The Corporation's Audit Committee has primary responsibility for the discharge of the following functions: recommendation of the firm to be employed as the Corporation's independent auditors; consultation with the independent auditors with regard to the plan of audit; review, in consultation with the independent auditors, of the report of audit, or proposed report of audit, and the accompanying management letter, if any; review and direction of the work performed by the internal audit department of the Corporation; review of regulatory examination reports received by the Corporation and its subsidiaries; and consultation with the independent and internal auditors with regard to the adequacy of internal controls. In 1999, the Audit Committee was composed of directors Dean, Hackett, Lauderback, and McGinty. The Committee held four meetings during 1999.

                  The Corporation's Compensation Committee reviews and considers recommendations from management concerning the executive compensation policies, employee benefit plans and the salary administration program of the Corporation, which includes an annual review of the total compensation and recommended adjustments for all officers of the Corporation and its subsidiaries. The Committee administers the Management Performance Plan and the Long-Term Performance Plan. The Committee also administers existing stock option and employee savings plans. The deliberations of the Committee are reported to the Board of Directors for review and approval. The Committee members are Dean, Goodrich, and Kling. The Compensation Committee held three meetings in 1999.

                  The Corporation's Governance Committee makes recommendations to the Board of Directors regarding general qualifications for nominees as directors, desired areas of community and business representation, size of the Board of Directors, director compensation, and the retirement policy for directors. On the basis of these general determinations, the Committee recommends qualified individuals to serve as directors. Shareholder recommendations for nominees will be accepted by the Committee; however, no formal procedures have been developed to consider such recommendations. In 1999, the members of the Governance Committee were directors Goodrich, McGinty, Miller, Nash, and Odden. The Governance Committee held four meetings in 1999.

                  The Corporation's Executive Committee acts on the Board's behalf at such times as may be designated by the Board pursuant to the conduct of the business of the Board. In 1999, the members of the Executive Committee were directors Hackett, McGinty, Miller, Nash, and Solso. The Executive Committee held no meetings in 1999.

 8.

Outside Director
Compensation      Under the outside directors' fee schedule, from January 1,
                  1999 to December 31, 1999 each outside director of the Corporation earned a retainer of $33,000 for one year's service. $15,000 of the retainer is paid in the form of stock options. The remainder of the retainer is payable in cash, additional stock options, or in common shares issued pursuant to the Outside Director Restricted Stock Compensation Plan. In addition, each outside director of the Corporation received
                  $1,000 for attendance at each meeting of the Board of Directors of the Corporation, $1,000 for attendance at each meeting of a subsidiary Board, $1,000 for attendance at each meeting of a committee of the Board of Directors, and $350 for attendance at each meeting of a committee of the Board of Directors of a subsidiary company. The committee chairpersons also received an additional retainer of $3,000.

                  Effective January 1, 2000, the Corporation's outside director compensation increased to $45,000 in retainer fees, of which $25,000 is paid in the form of stock options. An additional retainer of $3,000 is paid to each committee chairperson. Each outside director will receive $1,000 for attendance at each meeting of the Board of Directors of the Corporation and $1,000 for attendance at each meeting of a committee of the Board of Directors.

                  The 1999 Outside Director Restricted Stock Compensation Plan (the "Plan") covers only non-employee directors of the Corporation and its subsidiaries. The Plan allows an outside director to elect to receive his or her annual retainer fees and/or meeting attendance fees (collectively, "Director Fees") in the form of common shares rather than in cash with a market value equivalent to the cash value of the fees. The Plan permits the grant of up to 100,000 common shares through December 31, 2009. Grants under the Plan may be for one or more years of future service. The common shares granted under the Plan are subject to forfeiture on a pro rata basis if the outside director recipient does not serve until the end of the Plan year to which such common shares apply. Common shares so forfeited will revert to the Corporation.

                  The Plan is administered by a Committee, appointed by the Board of Directors. Except for 1999 and an election for a calendar year in which a person first becomes an outside director, each election shall be effective for not less than one calendar year but may be made for additional calendar years subject to any limitation imposed by the Plan Committee at the time an election is made. A grant of common shares for multiple years of service will be equal to the value of the cash retainer and/or meeting fees earned during the number of years covered by the grant.

                  Before delivery to outside directors, certificates issued by the Plan Committee will be held by the Corporation's Secretary for one year after the last date covered by the election pursuant to which the common shares were issued, or an earlier date determined by the Committee.

                  An outside director shall have no rights as a shareholder with respect to common shares subject to an election until the date of issuance of a certificate representing those shares. Upon the issuance of a certificate, the outside director shall have the power to vote the common shares represented thereby on all matters presented to a vote of the shareholders of the Corporation and shall be entitled to receive all

 9.

                  dividends and other distributions declared or paid by the Corporation on those shares. An outside director shall have no right to sell, pledge, encumber or otherwise dispose of any common shares issued pursuant to the Plan during the time the certificates representing common shares held by the Secretary, other than for transactions between the outside director and the Corporation or any director of the Corporation or an affiliate.

                  At present, a total of 17,447 common shares are registered under the 1999 Plan in the names of the participating director nominees. A total of 24,112 shares have been granted to participants in the 1999 Plan. Grants made under the previous Plan since its inception in 1989 total 102,402 common shares. During 1999, director nominees Dean, Hackett, Kling, McGinty, Odden, and Solso participated in the Plan.

                  No fees other than as described herein are paid to directors for services rendered in that capacity. Directors who are officers of the Corporation or any of its subsidiaries do not receive compensation for services as a Director.

 10.

Executive Compensation and Other Information
--------------------------------------------------------------------------------

Summary of Cash and Certain Other Compensation
--------------------------------------------------------------------------------

                  The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chairman (the Corporation does not formally use the title of Chief Executive Officer) and each of the four other most highly compensated executive officers of the Corporation for the fiscal years ended December 31, 1997, 1998, and 1999:

                                    SUMMARY COMPENSATION TABLE
                  --------------------------------------------------------------

                                                                                              Long-Term
                                                                                            Compensation        All Other
                                                                Annual Compensation(1,4)       Awards        Compensation(7)
                        ----------------------------------------------------------------------------------------------------
                         Name & Principal Position      Year    Salary(2)      Bonus(3)     Option/SAR(#)
                                    (a)                 (b)        (c)           (d)             (g)               (i)
                        ----------------------------------------------------------------------------------------------------
                        William I. Miller               1999     $440,000      $644,855        49,600           $156,597(5,6)
                        Chairman                        1998     $393,000      $440,000        28,020           $ 80,624(5,6)
                                                        1997     $374,600      $425,863        42,180           $ 69,481(5,6)
                        ----------------------------------------------------------------------------------------------------
                        John A. Nash                    1999     $306,667      $327,793        25,700           $398,255(5,6)
                        President                       1998     $295,000      $240,000        16,760           $192,988(5,6)
                                                        1997     $281,667      $232,902        27,240           $158,886(5,6)
                        ----------------------------------------------------------------------------------------------------
                        Rick L. McGuire                 1999     $250,000      $322,458         4,800           $ 10,172(6,8)
                        President-Irwin                 1998     $213,333      $289,007         2,420           $ 10,172(6,8)
                        Mortgage Corporation            1997     $200,000      $227,286         4,320           $ 10,172(6,8)
                        ----------------------------------------------------------------------------------------------------
                        Thomas D. Washburn              1999     $203,333      $196,164         9,700           $3,382(6)
                        Executive Vice President        1998     $186,667      $133,000         6,140           $3,269(6)
                                                        1997     $175,000      $128,709        12,500           $3,840(6)
                        ----------------------------------------------------------------------------------------------------
                        Elena Delgado                   1999     $193,333      $195,911         4,000           $2,484(6)
                        President-Irwin Home            1998     $176,667      $ 36,000           -0-           $2,534(6)
                        Equity Corporation              1997     $166,667      $ 77,231         3,000           $3,840(6)
                        ----------------------------------------------------------------------------------------------------

                1. Amounts other than salary are reported on an accrual basis.

                2. Includes amounts directed by the executive officer to be contributed on a pre-tax basis to Corporation savings plans.

                3. Includes short-term bonus payments from the Corporation and certain subsidiaries.

                4. With respect to each individual named in the Summary
                   Compensation Table there were no perquisites or other personal benefits, securities or property which, in the aggregate, exceeded either $50,000 or 10% of the total of such individual's annual salary and bonus.

                5. Includes accruals made under a Supplemental Retirement
                   Benefit Plan. See "Supplemental Retirement Benefit Plan." (See Note 7.)

                6. Includes contributions by the Corporation or certain
                   subsidiaries to qualified savings plans. (See Note 7.)

                7. Detailed information relevant to the "All Other Compensation"
                   column in the Summary Compensation Table above is shown in the following table.

                8. Excludes compensation payable to Rick L. McGuire under the terms of the Irwin Mortgage Corporation Long-Term Incentive Plan disclosed elsewhere herein. (See Long-Term Incentive Plans.)

 11.

--------------------------------------------------------------------------------

                                                                                 Qualified         Corporate Life
                                       Name                        SERP         Savings Plan         Insurance
                        -----------------------------------------------------------------------------------------
                                                                   1999             1999                1999
                        -----------------------------------------------------------------------------------------
                        William I. Miller                        $148,667          $3,840
                        John A. Nash                             $394,415          $3,840
                        Rick L. McGuire                                            $7,400              $2,772
                        Thomas D. Washburn                                         $3,382
                        Elena Delgado                                              $2,484
                        -----------------------------------------------------------------------------------------

Stock Options and Stock Appreciation Rights
--------------------------------------------------------------------------------

                  The following table contains information concerning the grant of stock options under the Corporation's 1997 Stock Option Plan to the named executive officers:

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                                                Percent of                              Alternative to (f)
                                                                  Total                                      and (g):
                                                               Options/SARs    Exercise                  Grant Date Value
                                                 Options/       Granted to      or Base                 ------------------
                                                   SARs         Employees        Price     Expiration       Grant Date
                                Name            Granted(1)#   in Fiscal Year    ($/SH)        Date       Present Value(2)
                                 (a)                (b)            (c)            (d)         (e)              (h)
                        --------------------------------------------------------------------------------------------------
                        William I. Miller         49,600          25.04%       $24.09375   4/28/2009         $544,112
                        John A. Nash              25,700          12.98%       $24.09375   4/28/2009         $281,929
                        Rick L. McGuire            4,800           2.42%       $24.09375   4/28/2009         $ 52,656
                        Thomas D. Washburn         9,700           4.90%       $24.09375   4/28/2009         $106,409
                        Elena Delgado              4,000           2.02%       $24.09375   4/28/2009         $ 43,880

                  --------------------------------------------------------------

                1. All grants are subject to a vesting schedule where 25% of each grant is vested on the date of the grant, and 25% of each grant vests on the anniversary date of each grant in each of the three years following the grant.

                2. Total option values shown in Column (h) were derived using the Binomial option pricing model. Assumptions used in the valuation included an expected volatility factor of .25, an expected future dividend yield of .01, and a risk-free rate of return of .0520. The Binomial model suggests a valuation of $10.97 per share under these assumptions. The Black-Scholes option pricing model would suggest a valuation of $10.93 per share under these same assumptions. The use of a single value as shown in the table above implies a precision to stock option valuation which the Corporation does not believe exists and which therefore may cause the above table to be misleading. Accordingly, there is no assurance that the value realized on the options, if any, will be at or near the value estimated by the Binomial option pricing model. Future compensation resulting from option grants is based solely upon the performance of the Corporation's stock price.

 12.

Option/SAR Exercises and Holdings
--------------------------------------------------------------------------------

                  The following table provides information, with respect to the named executive officers, concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                      AGGREGATED OPTIONS/SARs EXERCISED IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION/SAR VALUES

                        ---------------------------------------------------------------------------------------------------------
                                                 Shares
                                                Acquired                   Number of Unexercised
                                                   on                     Options/SARs at Fiscal         Value of Unexercised
                                                Exercise     Value               Year-End              In-the-Money Options/SARs
                                Name              (#)       Realized                (#)                  at Fiscal Year-End(1)
                        ---------------------------------------------------------------------------------------------------------
                                                                            (d)                           (e)
                                 (a)              (b)         (c)       Exercisable   Unexercisable   Exercisable   Unexercisable
                        ---------------------------------------------------------------------------------------------------------
                        William I. Miller       113,600    $2,242,425     220,645        61,755       $1,778,248       $43,503
                        John A. Nash              n/a         n/a         284,635        34,465       $3,099,877       $28,095
                        Rick L. McGuire           n/a         n/a          46,250         5,890       $  496,884       $ 4,456
                        Thomas D. Washburn        4,000    $   89,500      87,070        13,470       $  811,075       $12,892
                        Elena Delgado             n/a         n/a           3,250         3,750       $    9,282       $ 3,094
                        ---------------------------------------------------------------------------------------------------------

                1. The 1999 year-end stock price was $17.813 per share.

Long-Term Incentive Plans
--------------------------------------------------------------------------------

                  The following table provides information concerning an award made during the last fiscal year under the Irwin Mortgage Corporation Long-Term Incentive Plan to named executive Rick
                  L. McGuire. The award represents an accrued liability. This award is performance based with targets established by the Board of Directors of Irwin Mortgage Corporation.

                       LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                           Number of
                                            Shares,          Performance or
                                           Units or        Other Period Until         Estimated Future Payouts
                                             Other            Maturation or          Under Non-Stock Price-Based
                             Name           Rights               Payout                    Plans ($ or #)
                              (a)             (b)                  (c)                           (d)
                        ----------------------------------------------------------------------------------------
                                                        Deferrable Compensation
                        Rick L. McGuire    $115,314     under Terms of the Plan               $115,314
                        ----------------------------------------------------------------------------------------

 13.

                                        PENSION PLAN TABLE
                  --------------------------------------------------------------

                                                                          Years of Service
                        -------------------------------------------------------------------------------
                                   Remuneration                15       20       25       30       35
                        -------------------------------------------------------------------------------
                        $ 50,000                             11,400   15,200   19,000   19,600   20,100
                          75,000                             18,700   25,000   31,200   32,600   33,900
                         100,000                             26,000   34,700   43,400   45,600   47,700
                         125,000                             33,300   44,500   55,600   58,600   61,500
                         150,000                             40,700   54,200   67,800   71,600   75,400
                         175,000                             43,600   58,100   72,600   76,800   80,900
                         200,000                             43,600   58,100   72,600   76,800   80,900
                         225,000                             43,600   58,100   72,600   76,800   80,900
                         250,000                             43,600   58,100   72,600   76,800   80,900
                         275,000                             43,600   58,100   72,600   76,800   80,900
                         300,000                             43,600   58,100   72,600   76,800   80,900
                         350,000                             43,600   58,100   72,600   76,800   80,900
                         400,000                             43,600   58,100   72,600   76,800   80,900
                         450,000                             43,600   58,100   72,600   76,800   80,900
                         500,000                             43,600   58,100   72,600   76,800   80,900
                        -------------------------------------------------------------------------------

Pension Plan      A non-contributory qualified defined benefit Employees'
                  Pension Plan is maintained by the Corporation and certain of its subsidiaries. The Plan provides principally for retirement benefits to substantially all of the officers and employees of these companies. Under the provisions of the Plan, participating companies will contribute assets sufficient to pay all benefits to Plan participants. Contributions to the Plan are actuarially determined to fund the Plan's current service cost on a current basis and to fund initial past service costs over a period of 30 years. Employees who have completed one year of service (1,000 hours worked during a 12-month period) are eligible for participation. Benefits vest after five years of credited service. In addition to benefits paid to retiring employees, death and deferred termination benefits are available to employees who meet certain conditions under the Plan.

                  The table above shows the estimated annual benefits payable, based upon reasonable assumptions, under the Plan in effect on December 31, 1999. Basic wages considered for the Plan are for the five consecutive Plan years of highest compensation, and include basic compensation, commissions, and payments from short-term bonus plans. In accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, basic wages above $170,000 are not used in the calculation of Plan benefits.

                  The current years of service at December 31, 1999, for the individuals named in the compensation tables above, are as follows: Mr. Nash (33), Mr. Washburn (23), and Mr. Miller (9). Mr. McGuire and Ms. Delgado are not covered by the Plan.

                  Benefits listed in the pension plan table are payable as straight life annuity amounts and are not subject to any deduction for Social Security or other offset amounts. The Plan was amended effective January 1, 1994. For service after January 1, 1994, Mr. Washburn will receive an additional benefit accrual equal to 45% of his usual benefit. In 1999, Mr. Washburn received a one-time benefit accrual equal to 225% of his usual benefit. This increase brings Mr. Washburn

 14.

                  into parity with other executives. For service after January 1, 1994, Mr. Miller will receive an additional benefit accrual equal to 75% of his usual benefit.

Supplemental Retirement Benefit Plan
--------------------------------------------------------------------------------

                  On May 19, 1992, the Board of Directors approved the Compensation Committee's recommendation to provide a supplemental executive retirement benefit to William I. Miller. A similar Plan was approved prior to 1992 for John A. Nash. The Plan provides Mr. Miller with an amount of company-provided benefits not provided under the Pension Plan because of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Criteria used to determine amounts payable under the supplemental Plan are the same as those used by the Pension Plan; that is, service with the Corporation, age at retirement, and earnings. Benefits are measured in the same manner as under the Pension Plan, using credited service with the Corporation. Method of payment of the supplemental benefit is a monthly annuity payable for life, with a guarantee of 180 payments.

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

                  No member of the Compensation Committee of the Corporation's Board of Directors was, during 1999, an officer or employee of the Corporation or any of its subsidiaries.

Board Compensation Committee Report on Executive Compensation
--------------------------------------------------------------------------------

                  Executive compensation is reviewed and approved annually by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee Director. Members of the Committee are Ms. Sally A. Dean, Mr. David W. Goodrich, and Mr. William H. Kling. Set forth below is a report submitted by Ms. Dean and Messrs. Goodrich and Kling in their capacity as the Board's Compensation Committee addressing the Corporation's compensation policies for 1999. The principal executive officer of the Corporation is the Chairman, Mr. William I. Miller.

       I. Compensation Policy for Executive Officers
       -------------------------------------------------------------------------

                  The Compensation Committee believes that compensation plans make up only one element in the overall management system of the Corporation. Furthermore, appropriate compensation policies are a necessary, but not sufficient, condition for achieving the Corporation's goals. A good compensation system will not guarantee that we achieve our goals, but a poor system can result in those goals not being achieved.

                  This interdependence requires that the Corporation's compensation system grow out of and be consistent with our corporate philosophy, our mission and our strategy. Accordingly, what we believe (our Guiding Philosophy), what we want to be (our mission), what we want to do (our strategy), and the kinds of people

 15.

                  needed to bring that vision to life are the starting points for developing our compensation policy.

                  The Corporation's executive compensation system focuses on the total compensation package of the Corporation's top executives. The Corporation's objective is to correlate total compensation with company performance so that median performance relative to similar companies in its industry will produce median total compensation for individuals relative to comparable positions in peer companies, inferior performance will produce below median compensation, and superior performance will produce above median compensation.

                  This approach requires that the Corporation start by defining the appropriate peer group, both for individual positions and the Corporation as a whole. For individual positions, this decision is based on the relative level and scope of responsibilities inherent in the position, and the talent and skills required for success.

                  The traditional measure for the scope of responsibilities in commercial banks and bank holding companies is asset size. Mortgage banking companies generally look at both loan closing volume and loan servicing size. Consumer finance companies consider origination volume. Part of the Corporation's strategy is to enhance capital productivity, which is defined as generating proportionately larger streams of revenues and profits from a given capital and asset base. Accordingly, asset growth in itself is not one of the strategic objectives of the Corporation, and the Corporation's success at pursuing its strategy is not best defined only by asset size, loan volume, or servicing size. As a result, in calibrating the scope of responsibility of a given position, the Corporation looks at comparable positions in other companies in multiple asset-size groups as well as peer companies defined by other measures (such as total market capitalization or revenues) when they are available.

                  Performance comparisons are generally made from the shareholders' perspective. That is, groups of companies are selected that may be seen as alternative investments by current and prospective investors. Even so, the Corporation's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group selected to compare shareholder returns. Thus, although there may be some overlap, the surveys selected for compensation review purposes do not contain information on the same companies as those found in the peer group indices in the Comparison of Five-Year Cumulative Total Return graph which follows this report.

                  All of the Corporation's operating companies (including the Corporation as a separate entity) use multiple sources of both compensation and performance data because experience has shown that results can vary greatly from one survey to the next. In the case of compensation market data, the Compensation Committee is provided with multiple sources of data on each executive position reviewed. When available, the information is in the form of 25th percentile, median, and 75th percentile compensation. Three different market compensation comparisons were considered for the Chairman in 1999.

                  Historically, total compensation has been defined in surveys to include only base salary and the annual bonus. When reliable information on the present value of
 16.

                  long-term grants is available, it is used as additional support for compensation decisions.

                  The percent of total compensation that is variable increases with the executive's position with the Corporation. This approach is consistent both with the individual's influence on results and his/her economic capacity to tolerate volatility in compensation levels.

                  In addition to information on the market level of compensation, members of the Committee review a summary of individual performance over the past year including key accomplishments, strengths, and weaknesses. They also may consider their own subjective assessments of an executive's performance and relative contribution to the organization.

       II. The Elements of Executive Compensation and Corporate Performance
       -------------------------------------------------------------------------

                  There are three elements of Executive Compensation and Corporate Performance: Base Salary, Annual Short-Term Bonus, and Long-Term Incentives.

                  A. Base Salary

                  Turning to a review of each of the elements of the total compensation package, base salary is important in achieving one of the Corporation's compensation goals, which is attracting and retaining qualified executives. Base salary is generally targeted to be at the median of similar positions in the industry. Exceptions may exist when a higher level of base salary would be required to attract or retain a uniquely qualified executive officer. In order to maintain the target position, annual increases are approximately equal to the median increases in the respective industries in which our operating companies compete unless the growth of the company warrants comparison with a larger peer group in that industry. The total base salary paid to the Chairman in 1999 was $440,000, up 12% from 1998.

                  B. Annual Short-Term Bonus

                  The annual bonus is the component that provides a variable current cash compensation reward for above median current performance. Each executive officer participating in the annual bonus plan has a payment target expressed as a percentage of base salary. The Corporation believes that this method, when combined with properly selected performance targets, rewards managers for making investments in future performance, valuing consistency, and managing risk.

                  Operating company presidents receive part of their target annual bonuses based upon the performance of their respective companies, and part based upon consolidated performance of the Corporation. Thus, they have financial incentives to achieve synergies between operating companies.

                  We believe that the best performance targets are those that are objectively and consistently measured, as well as easily understood by participants. The bonus plans of the Corporation and its operating companies include return on equity or a proxy therefor as a key performance measure. Specific performance targets for each year are approved by the board of directors of each operating company and

 17.

                  of the Corporation and are based upon a variety of factors including historical and expected industry performance, the estimated required rate of return by investors, and the prior year's budgeted and actual performance. Bonus payments begin at a threshold level and increase proportionately as performance increases.

                  The short-term bonus design includes a mechanism to smooth, over three-year rolling periods, the payment of amounts greater than twice target performance and less than threshold performance.

                  C. Long-Term Incentives

                  Long-term incentive plans are provided to supplement the incentive provided by annual bonus plans for building the value of the Corporation over the long term. Operating company heads may receive the majority of their long-term compensation based upon growth in the value of their subsidiary operating company. Certain holding company executive officers and some operating company executive officers are provided with long-term incentive compensation through grants of non-qualified stock options. Existing stock option plans of the Corporation include the ability to grant stock appreciation rights in addition to options.

 18.

       III. Formulation of the Chairman's Compensation
       -------------------------------------------------------------------------

                  The Chairman's current compensation package includes a base salary of $460,000 plus an annual bonus at target performance of 60% of base salary or $276,000. As noted above, there is no single, clear measure of market compensation for executive positions in the Corporation. The Compensation Committee used three different market surveys for the Chairman's position in 1999. Based on these surveys, estimates of the 25th percentile, median, and 75th percentile points of total annual compensation were made.

                  Actual total cash compensation paid to the Chairman for 1999 was $1,084,855, up 30.23% from 1998. Return on average equity for 1999 was 21.51%, compared to 22.84% in 1998. We believe that both returns are in the top quartile of peer performance. Total shareholder return (including dividends and price appreciation) was -33.88% for 1999 and 30.59% for 1998 for Irwin Financial. These returns compare to -12.81% in 1999 and -23.76% in 1998 for the Russell 2000 Financial Services Sector Index.

                  For long-term incentive compensation purposes, the Chairman received an option grant of 49,600 shares in 1999 at an exercise price of $24.094 per share (representing the mean between the high and low prices on the grant date). The Chairman also has received the following grants:
--------------------------------------------------------------------------------

                                             Year                        Number of Options   Exercise Price
                        -----------------------------------------------------------------------------------
                        1998                                                  28,020            $28.1875
                        1997                                                  42,180             13.6875
                        1996                                                  41,400             10.65625
                        1995                                                  54,800              7.84375
                        1994                                                  66,400              5.6875
                        -----------------------------------------------------------------------------------

                  These six grants are the only long-term grants outstanding for the Chairman. Through employment of the "Binomial" option pricing models, we estimate that the present value of the 1999 options at grant date was $544,112.

                    Sally A. Dean       David W. Goodrich       William H. Kling

 19.

Comparison of Five-Year Cumulative Total Return
Irwin Financial Corporation, Russell 2000 & Russell 2000 Financial Services Sector*
--------------------------------------------------------------------------------

                                                                                                         RUSSELL 2000 FINANCIAL
                                                     IRWIN FINANCIAL              RUSSELL 2000               SERVICES SECTOR
                                                     ---------------              ------------           ----------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     151.00                      128.00                      139.00
1996                                                     189.00                      150.00                      176.00
1997                                                     323.00                      180.00                      229.00
1998                                                     422.00                      170.00                      175.00
1999                                                     279.00                      226.00                      152.00

                * The Corporation is included in both the Russell 2000 and the
                  Russell 2000 Financial Services indices.

Interest of Management in Certain Transactions
--------------------------------------------------------------------------------

                  Certain directors and officers of the Corporation or its subsidiaries, and the associates of such persons, were customers of and had transactions with subsidiaries of the Corporation in the ordinary course of business during the past year, including insurance services, corporate and personal trust services, and general commercial and mortgage banking business. Additional transactions may be expected to take place between such persons and these subsidiaries. All outstanding loans and commitments included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other employees and did not involve more than the normal risk of collectibility or present other unfavorable features.

                  Companies controlled by Irwin Miller, the Estate of Clementine
                  M. Tangeman, and William I. Miller purchased commercial paper from the Corporation from time to time during the year. The maximum amount outstanding during 1999 was $20,489,234 and the amount outstanding at year end was $15,594,192. In the opinion of management, the rates paid by the Corporation on these commercial paper transactions were comparable to the prevailing rates for such transactions at the time of the respective transactions.

 20.

                  In addition to corporate and personal trust services and general banking business, companies owned or controlled by Messrs. Miller and the Estate of Clementine M. Tangeman purchased insurance services (offered by Irwin Union Insurance, Inc. to the companies and to the public, generally, as a regular service) for the sale of which Irwin Union Insurance, Inc. received gross commissions in 1999 of approximately $18,047. The commissions paid were at the same rate as those prevailing on comparable sales to the general public.

                  During 1999, the Corporation made payments totaling $47,424 to a company controlled by Messrs. Miller and the Estate of Clementine M. Tangeman in exchange for the administrative and support services of an employee of such company. In the opinion of management, such payment was comparable to, or more favorable to the Corporation than, the cost of hiring an additional employee.

                  In 1998, the Corporation purchased a 12.5% interest in a Hawker 800 aircraft owned by Cummins Engine Company, Inc. Cummins provides maintenance and flight services for the aircraft. In 1999, the Corporation paid $53,300 in management fees and $92,776 in operating costs to Cummins in connection with the aircraft. The Corporation also has a timeshare agreement with Cummins for the use of a substitute aircraft when the jointly-owned aircraft is undergoing major maintenance. The costs and terms associated with the ownership interest and operation of the aircraft were considered at least as favorable as other alternative aircraft arrangements. The costs charged under the timeshare agreement are those permitted by Federal Aviation Regulations. Director nominee Miller is also a director of Cummins Engine Company, Inc. Director nominee Solso is Chairman, CEO and a board member of Cummins Engine Company, Inc.

                  In 1979, Irwin Union Insurance, Inc., as an independent property/casualty insurance agency, was appointed to represent and offer property/casualty and liability products of The St. Paul Companies to its customers. Director nominee Kling is also a director of The St. Paul Companies. In 1999, Irwin Union Insurance, Inc. received gross agency commissions of $94,762 from The St. Paul Companies. Director nominee Hackett is a director of Meridian Insurance Group, Inc. In 1999, Irwin Union Insurance, Inc. received gross agency commissions of $122,758 from Meridian Insurance Group, Inc.

2. Confirming Appointment of Auditors
--------------------------------------------------------------------------------

                  The Board of Directors recommends confirmation of the appointment of PricewaterhouseCoopers LLP, certified public accountants, to audit the books and accounts of the Corporation for 2000. No member of the firm has any material interest, financial or otherwise, in the Corporation or any of its subsidiaries.

                  Although the selection and appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board of Directors has decided, as in the past, to ask the Corporation's shareholders to confirm the appointment. The Board of Directors reserves the right, however, to select a new independent accounting firm at any time during the year if the Board of Directors

 21.

                  believes, in its discretion, that such a change would be in the best interests of the Corporation and its shareholders.

                  In accordance with past practice, management has invited representatives of PricewaterhouseCoopers LLP to be present at the Annual Shareholders' Meeting. Management expects the representatives to attend the meeting. If present, these representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders. See "Director Meetings and Committees" for information regarding the Corporation's Audit Committee.

Voting Procedures
--------------------------------------------------------------------------------

                  Shareholders owning a majority of all the common shares outstanding must be present in person or represented by proxy in order to constitute a quorum for the transaction of business. Thus, approximately 10,522,735 shares will be required at the meeting for such quorum. The ten nominees receiving the greatest number of votes at the meeting, either in person or by proxy, will be elected as directors for the ensuing year. In order to confirm the appointment of PricewaterhouseCoopers as the Corporation's principal auditors, a majority of the votes present at the meeting, either in person or by proxy, will be required. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because the beneficial owner has withheld voting instructions, and proxies returned with abstentions, will be treated as present for purposes of determining a quorum, but will not be counted as voting on any matter as to which a non-vote or abstention is indicated on the proxy.

Annual Report on Form 10-K
--------------------------------------------------------------------------------

                  Management is furnishing to all shareholders a copy of the Corporation's Annual Report on Form 10-K for 1999, together with all financial statements, the schedules thereto, and a list of the Exhibits filed therewith. If any shareholder wishes a copy of the Exhibits filed with the Corporation's Annual Report on Form 10-K, the Corporation will furnish the Exhibits without charge. All requests for copies should be in writing and directed to Gregory F. Ehlinger, Chief Financial Officer, Irwin Financial Corporation, P. O. Box 929, Columbus, Indiana 47202-0929.

Deadline for Shareholder Proposals for the 2001 Annual Meeting
--------------------------------------------------------------------------------

                  As required by law, all proposals of shareholders of the Corporation which are otherwise eligible for inclusion in the Corporation's proxy material must be received at the Corporation's principal executive offices, 500 Washington Street, Columbus, Indiana 47201, prior to December 12, 2000, in order for the proposals to be considered for inclusion in the Corporation's proxy statement and form of proxy for the 2001 Annual Meeting.

 22.

Miscellaneous
--------------------------------------------------------------------------------

                  As of the date of this proxy statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than the matters described herein. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of the Board of Directors of the Corporation.

                                                           MATT SOUZA, Secretary

March 30, 2000

 23.

                          IRWIN FINANCIAL CORPORATION
                           ANNUAL SHAREHOLDER MEETING
                      APRIL 27, 2000 - 4:00 P.M. (E.S.T.)
                         HOLIDAY INN CONFERENCE CENTER
                      2480 JONATHAN MOORE PIKE (ROUTE 46)

                              [MAP TO HOLIDAY INN]

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IRWIN FINANCIAL CORPORATION   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                              PROXY SOLICITED ON BEHALF OF THE BOARD OF
                              DIRECTORS

The undersigned does hereby nominate, constitute, and appoint John A. Nash and William I. Miller and each of them (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Annual Meeting of the Shareholders of the Corporation, to be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 27, 2000, at 4:00 p.m. (Columbus time), or at any adjournment thereof, and to vote all shares of the Corporation which the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of said meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at such meeting or at any adjournment thereof, and the Proxies are directed to:

1. Vote FOR [ ] or WITHHOLD AUTHORITY to vote for [ ] the election of the ten directors listed below. (The Board of Directors recommends a VOTE FOR this proposal.) S. A. Dean; D. W. Goodrich; J. T. Hackett; W. H. Kling; B. J. Lauderback; J. C. McGinty, Jr.; W. I. Miller; J. A. Nash;
   L. R. Odden; and T. M. Solso.

Instructions: to withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.

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2. Vote FOR [ ] or AGAINST [ ] or ABSTAIN from voting for [ ] confirmation of the appointment of the firm of PricewaterhouseCoopers, certified public accountants, as the Corporation's independent auditors. (The Board of Directors recommends a VOTE FOR this proposal.)

3. Vote in their discretion upon other such business as may properly come before the meeting or any adjournment thereof.

                                                  (Continued on other side)

(Continued from other side)

This proxy will be voted as you specify on this proxy card. IF NO
     SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT, FOR THE CONFIRMATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE CORPORATION'S INDEPENDENT AUDITORS, AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of notice of said meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for said meeting.

       THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING     Dated:                                     2000
       THEREOF.                                                      ------------------------------------------------
       PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HERE.                ------------------------------------------------
                                                                     ------------------------------------------------
                                                                     (If there are two or more co-owners, all must
                                                                     sign.)
                                                                     IMPORTANT: Please sign, date, and return this
                                                                     proxy promptly in the enclosed envelope. No
                                                                     postage required if mailed in the United States.